                                                                   EXHIBIT 10.46







                               BIOGEN SAVINGS PLAN















                         As amended and restated by the
                              Thirteenth Amendment
































(December 31, 2001)

                               BIOGEN SAVINGS PLAN

                                Table of Contents

                                                                            Page
                                                                            ----


ARTICLE 1         INTRODUCTION..............................................  1
          1.1     Establishment of Plan.....................................  1
          1.2     Compliance with Code and ERISA............................  1
          1.3     Exclusive Benefit of Participants.........................  1
          1.4     Limitation on Rights Created By Plan......................  1
          1.5     Application of Plan's Terms...............................  1
          1.6     Benefits Not Guaranteed...................................  1

ARTICLE 2         DEFINITIONS...............................................  1
          2.1     Applicable compensation...................................  1
          2.2     Beneficiary...............................................  2
          2.3     Biogen....................................................  2
          2.4     Code......................................................  2
          2.5     Employee..................................................  2
          2.6     Employer..................................................  2
          2.7     ERISA.....................................................  2
          2.8     Participant...............................................  2
          2.9     Plan......................................................  2
          2.10    Plan administrator........................................  2
          2.11    Plan year.................................................  2
          2.12    Trust agreement...........................................  2
          2.13    Trust fund................................................  2
          2.14    Trustee...................................................  2

ARTICLE 3         PLAN SERVICE..............................................  2
          3.1     Plan Service..............................................  3
          3.2     Employment Defined........................................  3
          3.3     Service with Affiliated Companies.........................  3
          3.4     Affiliated Company Defined................................  3

ARTICLE 4         PARTICIPATION.............................................  3
          4.1     Eligible Class............................................  3
          4.2     Participation.............................................  4
          4.3     End of Participation......................................  4
          4.4     Reentry of Former Active Participant......................  4

ARTICLE 5         SAVINGS DEPOSITS BY PARTICIPANTS..........................  4
          5.1     Savings Deposits..........................................  4
          5.2     401(k) Limits.............................................  5
          5.3     Changes in Savings Deposits...............................  7
          5.4     Collection of Savings Deposits............................  8
          5.5     Rollover Contributions....................................  8

ARTICLE 6         EMPLOYER CONTRIBUTIONS....................................  8
          6.1     Matching Employer Contributions...........................  9
          6.2     401(m) Limits.............................................  9
          6.3     Form and Time of Contribution............................. 10
          6.4     Biogen Stock Defined...................................... 10

          6.5     Return of Contribution Made in Error or Not Deductible.... 10

ARTICLE 7         ACCOUNTS AND CREDITS...................................... 10
          7.1     Establishment of Accounts................................. 10
          7.2     Crediting Participants' Savings Deposits.................. 11
          7.3     Crediting Matching Contributions and Forfeitures.......... 11
          7.4     Crediting Rollovers....................................... 11
          7.5     Charges to Accounts....................................... 11
          7.6     Maximum Additions......................................... 11

ARTICLE 8         INVESTMENT FUNDS AND CREDITING INVESTMENT EXPERIENCE...... 12
          8.1     Investment Funds.......................................... 12
          8.2     Investment Directions and Transfers Among Funds........... 12
          8.3     Valuation of Assets and Crediting Investment Experience... 13

ARTICLE 9         LOANS TO PARTICIPANTS..................................... 14
          9.1     Loans to Participants..................................... 14
          9.2     Accounting for Loans...................................... 15

ARTICLE 10        WITHDRAWALS AND DISTRIBUTIONS............................. 15
          10.1    In-Service Withdrawals from Savings Deposits.............. 15
          10.2    In-Service Withdrawals from Rollover Account.............. 17
          10.3    Distribution Upon Retirement or Disability................ 17
          10.4    Distribution Upon Termination of Employment............... 17
          10.5    Right to Defer............................................ 18
          10.6    Distribution Upon Death of Participant.................... 18
          10.7    Manner of Payment......................................... 19
          10.8    Direct Rollovers.......................................... 19
          10.9    Rehire Before Distribution................................ 20

ARTICLE 11        AMENDMENT, MERGER AND TERMINATION OF PLAN................. 20
          11.1    Amendment of Plan......................................... 20
          11.2    Merger of Plans........................................... 20
          11.3    Termination............................................... 20
          11.4    Effect of Termination..................................... 21

ARTICLE 12        NAMED FIDUCIARIES......................................... 21
          12.1    Identity of Named Fiduciaries............................. 21
          12.2    Responsibilities and Authority of Plan Administrator...... 21
          12.3    Responsibilities and Authority of Trustee................. 21
          12.4    Responsibilities of Biogen................................ 21
          12.5    Responsibilities Not Shared............................... 22
          12.6    Dual Fiduciary Capacity Permitted......................... 22
          12.7    Actions by Biogen......................................... 22
          12.8    Procedure for Allocation and Delegation of
                  Responsibilities.......................................... 22
          12.9    Advice.................................................... 22
          12.10   Indemnification........................................... 22

ARTICLE 13        THE PLAN ADMINISTRATOR.................................... 22
          13.1    Appointment............................................... 22
          13.2    Notice to Trustee......................................... 23
          13.3    Administration of Plan.................................... 23
          13.4    Reporting and Disclosure.................................. 23
          13.5    Records................................................... 23

          13.6    Compensation and Expenses................................. 23
          13.7    Decisions, Rules and Regulations.......................... 23
          13.8    Secretary................................................. 23
          13.9    Claims Review Procedure................................... 24

ARTICLE 14        MISCELLANEOUS............................................. 24
          14.1    Qualified Domestic Relations Orders....................... 24
          14.2    Nonalienation of Benefits................................. 24
          14.3    Payment to Minors and Incompetents........................ 24
          14.4    Current Address of Payee; Unclaimed Payments.............. 25
          14.5    Disputes over Entitlement to Benefits..................... 25
          14.6    Payment of Benefits....................................... 25
          14.7    Top-Heavy Plan Provisions................................. 25
          14.8    Rules of Construction..................................... 26
          14.9    Text Controls............................................. 27
          14.10   Applicable State Law...................................... 27
          14.11   Paperless Administration.................................. 27
          14.12   Correction of Mistakes in Plan Operation.................. 27
          14.13   Veterans' Rights.......................................... 27

                                 INDEX OF TERMS
                                 --------------

       The items listed below are defined or explained in the plan sections or articles indicated.

Accounts..........................................7.1
Affiliated........................................3.4
Applicable compensation...........................2.1

Beneficiary.......................................2.2
Biogen............................................2.3
Biogen stock......................................6.4

Claim............................................13.9
Claimant.........................................13.9
Code..............................................2.4

Deferral percentage............................5.2(c)
Defined benefit plan fraction..................7.6(c)
Defined contribution plan fraction.............7.6(c)
Direct Rollovers.................................10.8
Disability....................................10.3(b)

Eligible class....................................4.1
Employee..........................................2.5
Employer..........................................2.6
Employment........................................3.2
ERISA.............................................2.7

Financial hardship............................10.1(b)

Higher paid group..............................5.2(b)

Loans.............................................9.1
Lower paid group...............................5.2(c)

Matching contribution percentage...............6.2(b)
Matching employer contributions...................6.1
Maximum additions.................................7.6

Named fiduciaries....................Article 12, 12.1

Participant.......................................2.8
Participation.....................................4.2
Plan..............................................2.9
Plan Administrator.........................Article 13
Plan service......................................3.1
Plan year........................................2.11

Qualified domestic relations order...............14.1

Retirement....................................10.3(b)
Rollover contributions............................5.5

Savings deposits..................................5.1

Top-heavy........................................14.7
total compensation.............................7.6(a)
Trust agreement..................................2.12
Trust fund.......................................2.13
Trustee..........................................2.14

Valuation date....................................8.3
Vested interest...............................10.4(b)

Withdrawals................................10.1, 10.2

                                    ARTICLE 1
                                  INTRODUCTION

       1.1 ESTABLISHMENT OF PLAN. Biogen established this plan effective as of January 1, 1987. The plan has subsequently been amended as specified in Appendix A.

       1.2 COMPLIANCE WITH CODE AND ERISA. This plan is intended to qualify as a profit-sharing plan under Section 401(a) of the Internal Revenue Code of 1986, as amended from time to time, and a qualified cash or deferred arrangement described in Section 401(k) of said Code, and to comply with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended from time to time. This plan is also intended to comply in all respects with Rule 16b-3 or its successors promulgated under the Securities Exchange Act of 1934 ("1934 Act") with respect to participants who are subject to Section 16 of the 1934 Act. The plan will be interpreted in a manner that comports with these intentions.

       1.3 EXCLUSIVE BENEFIT OF PARTICIPANTS. The plan is for the exclusive benefit of participants and their beneficiaries. Employer and employee contributions are made to the trust fund for the purpose of accumulating a fund for distribution to participants and their beneficiaries in accordance with the plan. Except as provided in Section 6.5, no part of the trust fund or any distribution therefrom will be used for or diverted to purposes other than for the exclusive benefit of participants and their beneficiaries and defraying those reasonable expenses of administering the plan and trust fund not paid by the employers.

       1.4 LIMITATION ON RIGHTS CREATED BY PLAN. Nothing appearing in the plan will be construed (a) to give any person any benefit, right or interest except as expressly provided herein, or (b) to create a contract of employment or to give any employee the right to continue as an employee or to affect or modify his terms of employment in any way.

       1.5 APPLICATION OF PLAN'S TERMS. The benefits and rights of a participant and his beneficiaries under the plan will be determined in accordance with the terms of the plan that are in effect on the date that contributions on a participant's behalf are made or credited to his accounts, or on the date of the participant's retirement, death or other termination of employment, whichever may be applicable.

       1.6 BENEFITS NOT GUARANTEED. The employers, the trustee and the plan administrator do not guarantee the payment of benefits hereunder. Benefits will be paid only from the assets of the trust fund and are limited to the amount of assets therein.

                                    ARTICLE 2
                                   DEFINITIONS

       This article contains a number of definitions of terms used in the plan. Other terms are defined, explained or clarified in other articles. This is done for convenience of plan administration. There is no other significance to the location of a definition.

       2.1 APPLICABLE COMPENSATION of an employee for any calendar year or other period of reference means his total compensation for services paid by his employer during such period including wages, salary, overtime, cash bonuses and shift differential. Applicable compensation also includes salary reduction contributions made by his employer to this plan or any other employee benefit program on behalf of the employee in accordance with a salary reduction agreement under Code Section 401(k), 125 or, effective on and after January 1, 2001, 132(f)(4) with the employee. However, applicable compensation does not include reimbursed expenses, life insurance premiums included in his compensation for income tax purposes, stock options or stock bonuses, or any other items not constituting direct compensation for services. Compensation also does not include payments to or benefits received under this or any other public or private employee benefit plan (other than salary reduction contributions under this plan or other employee benefit program). The amount of applicable compensation taken into account under the plan for any participant in a particular plan year will not exceed $150,000 (as adjusted in accordance with Code Section 401(a)(17)). Notwithstanding the foregoing, effective January 1, 2002, the amount of applicable compensation taken into account under the plan for any participant in a particular plan year will not exceed the maximum provided for under Code Section 401(a)(17)(A) for such year (as adjusted in accordance with Code Section 401(a)(17)(B)).

       2.2 BENEFICIARY means a person, class of persons or trust designated by a participant or, if there is no such designation, by the plan to receive a death benefit hereunder.

       2.3 BIOGEN means Biogen, Inc. (a Massachusetts corporation) or its successor.

       2.4 CODE means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute enacted in its place.

       2.5 EMPLOYEE means an individual classified as an employee under the regular personnel classifications and practices of his employer. An individual is not an employee for purposes of this plan if the individual is classified as a consultant or contractor under his employer's regular personnel classifications and practices, or he is a party to an agreement to provide services to his employer without participating in this plan, notwithstanding that such individual may be treated as a common law employee for payroll tax or other legal purposes.

       2.6 EMPLOYER means Biogen, Inc. or any successor organization to it, or any subsidiary or affiliate of Biogen, Inc. or other entity that adopts the plan for its employees with the consent of Biogen, Inc. upon such terms and conditions as Biogen, Inc. determines. The terms EMPLOYER or EMPLOYERS may refer to each employer individually, or to all the employers collectively, as the context may require. Employers in addition to Biogen, Inc. are listed in Appendix B.

       2.7 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute enacted in its place.

       2.8 PARTICIPANT means an employee or former employee whose participation in the plan has begun and has not yet ended.

       2.9 PLAN means the Biogen Savings Plan, as set forth in this plan instrument, and as it may be amended from time to time.

       2.10 PLAN ADMINISTRATOR means the person, committee or entity appointed by Biogen or otherwise designated under Article 13 to administer the plan.

       2.11 PLAN YEAR means the 12-month period beginning on each January 1 during the continuance of the plan.

       2.12 TRUST AGREEMENT means the instrument executed by Biogen and the trustee, as amended from time to time, fixing the rights and responsibilities of each party with respect to the holding, investment and administration of the trust fund.

       2.13 TRUST FUND means the property held by the trustee for the purposes of the plan.

       2.14 TRUSTEE means the person, individual or corporate, serving as sole trustee, or the persons serving as co-trustees, at any time under the terms of the trust agreement.

                                    ARTICLE 3
                                  PLAN SERVICE

       3.1 PLAN SERVICE. Plan service of an employee means the sum of the following: (a) any period of his employment on and after January 1, 1987, whether or not continuous; and (b) each period, if any, between a termination of his employment on and after January 1, 1987, and his earliest subsequent reemployment, but only if such reemployment occurs within one year after such termination of employment.

       To determine an employee's years of plan service, all periods of his plan service will be aggregated, and each 365 days thereof will be one year of plan service.

       3.2    EMPLOYMENT DEFINED.

       (a) ACTIVE SERVICE. Employment of a person means his active service as an employee (determined under the regular personnel policies, practices and classifications of his employer).

       (b) CERTAIN ABSENCES. A period of absence from active service will be considered part of an employee's employment if he receives compensation from his employer for such period or if such period falls in one of the following categories (whether or not he receives compensation for such period):

              (i) absence for military service for which his reemployment rights are protected by law; provided (but only for that part of the absence which exceeds one year in length) he returns to active service as an employee within the period when his reemployment rights are protected by law (or within such longer period as his employer in its discretion permits); and

              (ii) leave of absence due to sickness, accident, disability or other reason, for the period authorized by the employer, provided (but only for that part of such leave of absence which exceeds one year in length) he returns to active service with his employer at the end of such period of authorized absence.

       3.3 SERVICE WITH AFFILIATED COMPANIES. An employee's plan service with an affiliated company will be counted for purposes of this plan.

       3.4 AFFILIATED COMPANY DEFINED. Affiliated company means any corporation (foreign or domestic) which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the employer; and any other entity required to be aggregated with the employer pursuant to regulations under Code Section 414(o).

                                    ARTICLE 4
                                  PARTICIPATION

       4.1    ELIGIBLE CLASS.

       (a) GENERAL RULE. Each regular employee (determined under the regular personnel policies, practices and classifications of the employer) is in the class eligible to participate in the plan unless he is (a) a student (whether high school, college or graduate) employed on a temporary or casual basis, (b) except as provided in subsection (b) below, an employee of a non-U.S. subsidiary or division of an employer or (c) a member of a collective bargaining unit. An individual is not considered an employee or "regular employee" for purposes of this plan if the individual is classified as a consultant or contractor under his employer's regular personnel classifications and practices, or he is a party to an agreement to provide services to his employer without participating in this plan, notwithstanding that such individual may be treated as a common law employee for payroll tax or other legal purposes.

       (b) ELIGIBILITY OF EMPLOYEES ON TEMPORARY FOREIGN ASSIGNMENT. An otherwise eligible employee (under subsection (a) above) who is temporarily assigned by the employer to work for the employer, an affiliated company, or on a joint venture with the employer outside of the United States with the intent on the part of the employer that such employee will return to work as an eligible employee of the employer in the United States will be treated as an employee in the class eligible to participate in the plan during such temporary assignment. Accordingly, such employee will be eligible to make savings deposits in accordance with the plan and to have employer matching contributions made with respect to his basic savings deposits as provided in the plan (provided, however, than any matching employer contributions that would otherwise be made while the eligible employee is on temporary foreign assignment will be reduced - but not below zero - to reflect any employer contributions on behalf of such employee to a defined contribution program in which such employee participates as a result of his temporary foreign assignment, unless it is reasonable to expect that such employer contributions will later be forfeited by the employee.

       4.2 PARTICIPATION. Participation in the plan is voluntary and no employee will be required to participate. Each employee in the eligible class who has attained age 21 will be eligible to make savings deposits. The plan administrator, pursuant to its authority under Article 13, may adopt rules and procedures regarding the exact date when savings deposits will commence and what forms, if any, participants must complete and file with the plan administrator as prerequisites for such savings deposits to commence. Each employee who has met the eligibility requirements of this section will become a participant when a savings deposit by such employee is first credited to his account.

       4.3 END OF PARTICIPATION. A participant's active participation in the plan will end upon the suspension of his savings deposits under Section 5.3 or the termination of his service as an employee in the eligible class for any reason. His participation will end when he has no further interest under the plan.

       4.4 REENTRY OF FORMER ACTIVE PARTICIPANT. A former active participant who suspends his savings deposits may resume active participation under Section
5.3. A former active participant who terminates his service as an employee in the eligible class and who later returns to service as an employee in the eligible class will be eligible to make savings deposits which, subject to the applicable rules and procedures of the plan administrator, may start effective as of his date of rehire or any subsequent entry date. He will be an active participant again when a savings deposit by such employee is first credited to his account.

                                    ARTICLE 5
                        SAVINGS DEPOSITS BY PARTICIPANTS

       5.1    SAVINGS DEPOSITS.

       (a) SAVINGS DEPOSITS BY PARTICIPANTS. Subject to the various limitations imposed by the plan, each eligible employee described in Section 4.2 may make savings deposits to the plan in a whole percentage of his applicable compensation. Subject to such limitations, the plan administrator may establish reasonable minimum or maximum percentages for savings deposits by participants (or by a particular class of participants such as highly compensated participants). Savings deposits may be made on an after-tax basis (by salary deduction) as described in subsection (e) below or on a before-tax basis (by salary reduction). An eligible employee may elect savings deposits in such amount as he specifies, provided that his before-tax savings deposits do not exceed the limits of Section 5.2 and provided further that his before-tax and after-tax savings deposits do not result in a violation of the limitations of
Section 7.6 or violate any rules of the plan administrator. In addition, a participant may make special catch-up savings deposits as described in subsection (d) below, subject to the limitations described therein.

       The term SAVINGS DEPOSITS refers to a participant's after-tax and before-tax savings deposits and catch-up savings deposits hereunder. A participant's savings deposits under subsection (d) are referred to as his catch-up savings deposits. A participant's savings deposits on an after-tax basis are referred to as his AFTER-TAX SAVINGS DEPOSITS. A participant's before-tax savings deposits up to six percent of his applicable compensation are referred to as his BASIC SAVINGS DEPOSITS and any before-tax savings deposits above this amount are referred to as his SUPPLEMENTAL SAVINGS DEPOSITS.

       (b) SIGN-UP PROCEDURE FOR SAVINGS DEPOSITS. The plan administrator, pursuant to Article 13, may adopt procedures and forms which participants must complete and file on a timely basis, as determined by the plan administrator, as prerequisites to commence savings deposits. The plan administrator may prescribe any and all notice requirements, deadlines, time periods, and election rules as it deems appropriate to administer participant sign-up requirements. Participants will be provided information regarding all sign-up requirements and procedures by the plan administrator.

       (c) CHARACTER OF SAVINGS DEPOSITS. For purposes of Code Section 414(h), it is specifically provided that basic savings deposits and supplemental savings (that is, all before-tax savings deposits) deposits and catch-up savings deposits are employer contributions.

       (d) SPECIAL CATCH-UP SAVINGS DEPOSITS. Effective as of January 1, 2002, each participant who is eligible to make savings deposits (elective deferrals) under this plan and who has attained age 50 before the close of the plan year shall be eligible to make additional savings deposits (referred to herein as "catch-up savings deposits") in accordance with, and subject to the limitations of, Code Section 414(v) and any regulations promulgated thereunder, as in effect for a particular plan year. Such catch-up savings deposits shall not be taken into account for purposes of the provisions of the plan implementing the required limitations of Code Sections 402(g) and 415. The plan shall not be treated as failing to satisfy the provisions of the plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up savings deposits.

       (e) AFTER-TAX SAVINGS DEPOSITS. Notwithstanding any other provision of the Plan to the contrary, effective January 1, 2002, each participant who is eligible to make savings deposits (elective deferrals) under this plan, except one who is also a participant in the Biogen, Inc. Voluntary Executive Supplemental Savings Plan (or who is designated as eligible to participate in such plan, regardless of whether he is actually participating or not), shall be eligible to make after-tax savings deposits to the Plan subject to the applicable limitations and restrictions on such after-tax savings deposits under the plan.

       (f) Notwithstanding the foregoing provisions of this Section 5.1, the maximum amount a participant may defer in the form of basic savings deposits, supplemental savings deposits, catch-up saving deposits and after-tax savings deposits shall be limited to 40 percent of the participant's applicable compensation, provided however that a participant's savings deposits will also be subject to the plan's annual additions limits, 401(k) limits, 401(m) limits and other applicable limits or nondiscrimination requirements under the Code.

       5.2    401(K) LIMITS.

       (a) LIMITATIONS. A participant's basic and supplemental savings deposits for a plan year may not exceed the limits of subsection (b) below or result in a violation of Section 7.6. Also, a participant's basic and supplemental savings deposits (when combined with any other elective deferrals - as defined in regulations under Code Section 402(g) - under any other plan or arrangement maintained by Biogen or any employer in a controlled group with Biogen under Code Section 414(b) or (c), an affiliated service group with Biogen under Code Section 414(m) or otherwise aggregated with Biogen under Code Section 414(o)) in any calendar year may not exceed the maximum amount provided for under Code Section 402(g)(1) for such year (as adjusted periodically in accordance with Code Section 402(g)(4)).

       (b)    HIGH-LOW TESTS.

              Basic and supplemental savings deposits by highly-compensated employees must not exceed amounts such that, as of the last day of each plan year, the average of the individual deferral percentages of the highly-compensated employees (the "highly-compensated deferral percentage" or "HDP") for such plan year does not exceed the average of the individual deferral percentages of lower-compensated employees (the "lower-compensated deferral percentage" or "LDP") for the preceding plan year by more than the amount specified under the following table. Notwithstanding the preceding sentence, if elected by the plan administrator, the maximum HDP for a plan year may be determined with reference to the LDP for that plan year (rather than the preceding plan year). If the plan administrator makes an election under the preceding sentence, the plan administrator may subsequently elect to determine the maximum HDP for a plan year with reference to the LDP for the preceding plan year again. However, elections under the preceding two sentences may be made only under circumstances prescribed in regulations or other rulings of the Internal Revenue Service.



          IF LDP IS:                              HDP MAY NOT EXCEED:
          ---------                               ------------------

          Less than 2%                            2 times LDP

          At least 2% but                         2% more than LDP
          less than 8%

          8% or higher                            1.25 times LDP

       Compliance with the foregoing requirement will be determined after taking into account any adjustments made to comply with the Code Section 415 limits under Section 7.6 below. The plan administrator may elect to perform testing for compliance with the foregoing requirement using any methodology (for example, testing separately those eligible employees who have not completed one year of service) available under regulations or rulings of the Internal Revenue Service, provided that the plan administrator elects and applies such methodology in accordance with such regulations or rulings.

       (c) DEFINITIONS. For purposes of subsection (b) above, the following definitions will apply.

              (i) The DEFERRAL PERCENTAGE of a participant for a plan year means his basic and supplemental basic and supplemental savings deposits for such year computed as a percentage of his applicable compensation for such year. If an employee is eligible to be a participant under Section
       4.2 but has not elected to make basic and supplemental savings deposits, he will nevertheless be taken into account and his deferral percentage will be zero. In the plan administrator's discretion, basic and supplemental savings deposits of a participant in the lower paid group will not be included when determining his deferral percentage to the extent that the requirements of (b) above are met without taking such contributions into account.

              (ii) HIGHLY-COMPENSATED EMPLOYEES DEFINED. An employee is considered a highly-compensated employee for a plan year if he or she:

                     (A) owns (or is considered to own within the meaning of Code Section 318) more than 5% of the outstanding stock of an employer at any time during the plan year or the preceding plan year;

                     (B) receives annual compensation from the employer in excess of $90,000 (before any reductions in his compensation in accordance with a salary reduction agreement) during the preceding plan year.

                     However, at the election of the plan administrator, an
              employee will be considered a highly compensated employee under subsection (B) above only if he or she also was a member of the top-paid group of employees for the preceding plan year. If the plan administrator so elects, the "top-paid group of employees" is the group consisting of the highest-paid 20% of employees of the employer for such preceding plan year. In determining the number of employees in the top-paid group, employees specified in Code
              Section 414(q)(5) will be excluded. The $90,000 amount in (B) above will be adjusted for cost-of-living increases in accordance with Code Section 414(q). In addition, the plan administrator may determine the highly-compensated employees for a plan year using any methodology available under regulations or rulings of the Internal Revenue Service, provided that the plan administrator elects and applies such methodology in accordance with such regulations or rulings.

              (iii) If an eligible employee under Section 4.2 is not a highly compensated employee for a plan year, then he is a lower-compensated employee for such year.

       (d) MONITORING AND ADJUSTING EMPLOYEE BASIC AND SUPPLEMENTAL SAVINGS DEPOSITS. The plan administrator will monitor (or will arrange with the employer or a record keeper or service provider to monitor) participants' basic and supplemental savings deposits elections and deferral percentages and will adjust the amount of basic and supplemental savings deposits elected or made by highly-compensated employees to the extent necessary to satisfy the requirements of subsection (b) above. Any such adjustments may be made during a plan year in accordance with the plan administrator's procedures. If following the end of a plan year such requirements are not satisfied, the plan administrator will determine the maximum permitted HDP and will determine the amount needed to reduce the deferral percentage of each highly compensated employee whose deferral percentage is above such maximum to the maximum. After the aggregate dollar amount of all such reductions in the amount of basic and supplemental savings deposits for a plan year by highly-compensated employees to satisfy such subsection has been determined, the necessary reductions will be accomplished by reducing the basic and supplemental savings deposits of the participant (or participants) in the highly-compensated group with the highest dollar amount of basic and supplemental savings deposits first, next the participant (or participants) in such group with the second highest dollar amount of basic and supplemental savings deposits, and so on until adjustments equal to such aggregate dollar amount have been made.

       Such adjustments or reductions will be made by the plan administrator at such time or times as the plan administrator determines, and will be made in accordance with procedures established by the plan administrator. If basic and supplemental savings deposits by a highly-compensated employee for a plan year exceed the amount permitted under subsection (b) above, the necessary reduction amount plus earnings on such amount (as determined in accordance with applicable regulations under Code Section 401(k) but without any earnings for periods after the end of the relevant plan year) will be paid to the affected participant. Such payment will be made no later than the end of the succeeding plan year.

       The amount of earnings (or losses) to be distributed with a participant's excess basic and supplemental savings deposits will be determined under Section
8.3 with the following special rules: (i) payments to correct excess basic and supplemental savings deposits will be paid from each separate investment fund under Section 8.1 in which the participant's supplemental and (if necessary) basic savings deposits accounts are invested in accordance with the plan's ordering rules for withdrawals (or pro rata from each investment fund if there are no ordering rules); and (ii) the amount of earnings (or losses) will be the earnings or losses of such investment fund for the plan year of the correcting distribution multiplied by a fraction whose numerator is the amount of excess basic and supplemental savings deposits being distributed and whose denominator is the total of (i) the balance in such investment fund(s) at the beginning of such plan year plus (ii) the total of the contributions allocated to such investment fund(s) during such year.

       (e) 415 LIMITS. In addition, the plan administrator will monitor participants' basic and supplemental savings deposits to insure that the annual additions to each participant's accounts are within the limits specified in
Section 7.6. If additional basic and supplemental savings deposits by a participant would cause a violation of such limits, his basic and supplemental savings deposits will cease immediately.

       5.3    CHANGES IN SAVINGS DEPOSITS.

       (a) INCREASE OR REDUCTION. A participant making savings deposits may increase or reduce the rate of his savings deposits to any higher or lower rate permitted under Section 5.1(a) provided he satisfies such rules and procedures the plan administrator adopts for changes in participant savings deposits. The effective date of the new rate will be determined by rules and procedures adopted by the plan administrator.

       (b) SUSPENSION. A participant may suspend his savings deposits provided he satisfies such rules and procedures the plan administrator adopts for suspensions of participant savings deposits. The suspension of savings deposits will become effective as soon as practicable upon fulfilling the requirements established by the Plan administrator.

       (c) RESUMPTION. Subject to Section 4.4 with respect to participants described therein, a participant who suspended his savings deposits under subsection (b) above may resume such deposits provided he satisfies such rules and procedures the plan administrator adopts for resumption of savings deposits. The effective date of such resumption will be determined in accordance with the plan administrator's rules and procedures.

       (d) PLAN ADMINISTRATOR RULES. The plan administrator may establish such rules and procedures for savings deposits as the plan administrator deems necessary for the efficient administration of the plan. The plan administrator's rules may provide that any commencement or change in a participant's savings deposits will be effective on the first day of the payroll period, may require a specified reasonable minimum period of advance notice prior to a change in savings deposits, and/or may provide for a minimum period of suspension prior to the resumption of savings deposits by a participant.

       5.4 COLLECTION OF SAVINGS DEPOSITS. The employer will collect participants' savings deposits through payroll or other procedures and will deliver the amounts collected to the trustee as soon as practicable after collection (but in no event later than the deadline specified in any applicable regulations of the Department of Labor under ERISA).

       5.5    ROLLOVER CONTRIBUTIONS.

       (a) With the approval of the plan administrator, an employee in the eligible class (whether or not a participant hereunder) may make a rollover or a direct rollover to the plan (or cause to be transferred to the plan directly from a qualified trust, qualified annuity plan, individual retirement account or individual retirement annuity) cash or property in an amount which constitutes
(i) an eligible rollover distribution (as defined in Code Section 402(c)(4) or Code Section 403(a)(4), or (ii) a rollover contribution (as defined in Code
Section 408(d)(3)). However, no rollover to this plan of accumulated deductible employee contributions made under another plan will be permitted, and a direct or indirect transfer to this plan from another qualified plan will not be permitted if such transfer would subject this plan to the qualified joint and survivor rules of Code Section 401(a)(11).

       (b) The employers, the plan administrator and the trustee have no responsibility for determining the propriety of, proper amount or time of, or status as a tax-free transaction of any transfer under subsection (a) above.

       (c) If an employee who is not yet a participant makes a rollover contribution under subsection (a) above, he will be considered to be a participant with respect to such contribution only. He will not be a participant for any other purpose of the plan until he completes the requirements for participation under Article 4.

       (d) A rollover will be credited to a separate rollover account in the name of the employee making such rollover contribution.

       (e) The plan administrator in its discretion may direct the return to the employee (or the retransfer to another trustee or custodian designated by the employee) of any rollover contribution to the extent the plan administrator determines that such return may be necessary to insure the continued qualification of this plan under Section 401(a) of the Code or that the holding of such rollover contribution would be administratively burdensome.

       (f) The plan administrator, in its discretion, may accept a rollover contribution from a qualified trust or 403(b) arrangement through a trustee-to-trustee transfer, which consists in whole or in part of an eligible employee's after-tax contributions to such qualified trust or 403(b) arrangement. The plan administrator shall separately account for such after-tax contributions and any earnings thereon, including the portion of such rollover contribution or transfer which is includible in gross income and the portion which is not includible in gross income.

                                    ARTICLE 6
                             EMPLOYER CONTRIBUTIONS

       6.1    MATCHING EMPLOYER CONTRIBUTIONS.

       (a) GENERAL RULE. Periodically each employer will make a matching contribution on behalf of each participant employed by such employer who makes basic savings deposits. Subject to the limitations of Section 6.2, the employer's matching contribution will be equal to 25% of the participant's basic savings deposits. Matching contributions will be reduced by any forfeitures under Section 10.4, subject to the prior use of such forfeitures under Section 10.4(c) or Section 14.4.

              Notwithstanding the foregoing, no matching contributions shall be made to the plan on behalf of any participant based on special catch-up savings deposits described in Section 5.1(d) of the plan or after-tax savings deposits described in Section 5.1(e) of the plan made by such participant.

       (b) TRUE-UP MATCHING CONTRIBUTIONS. Following the end of each plan year (beginning with the 1999 plan year), an additional true-up matching contribution may be made on behalf of an eligible participant who has made savings deposits for the plan year equal to at least 6% of the participant's applicable compensation for such plan year. The additional true-up matching contribution, if any, made on behalf of an eligible participant for a plan year shall equal (i) minus (ii) where:

              (i) equals 1.5% of the participant's applicable compensation for such plan year; and

              (ii) equals the total amount of matching contribution previously credited to such participant's account for such plan year (before application of this subsection (b)).

              (iii) Participants eligible for an additional true-up matching contribution for the 1999 plan year shall include only those participants who are employed by the employer as of August 1, 2000. Participants eligible for an additional true-up matching contribution for each plan year thereafter shall include only those participants who are employed by the employer as of the April 1 following the end of such plan year.

       6.2    401(m) LIMITS.

       (a) GENERAL LIMITS. Matching employer contributions (including true-up matching contributions, if any) and after-tax savings deposits (if any) on behalf of highly-compensated employees must not exceed such amounts that, as of the last day of each plan year, the average of the individual matching contribution percentages of the highly-compensated employees (the "highly-compensated matching contributions percentage" or "HMCP" may not exceed the average of the individual matching contribution percentages of the lower-compensated employees (the "lower-compensated matching contributions percentage" or "LMCP") by more than the amount specified in the following table. The maximum HMCP for a plan year will be determined by reference to the LMCP for the preceding plan year, or for that plan year (rather than the preceding plan year), in accordance with procedures described in Section 5.2(b).

                  IF LMCP IS:                        HMCP MAY NOT EXCEED:
                  ----------                         -------------------

                  Less than 2%                       2 times LMCP

                  At least 2% but                    2% more than LMCP
                  less than 8%

                  8% or higher                       1.25 times LMCP

       Compliance with the foregoing requirement will be determined after taking into account any adjustments made to comply with the Code Section 415 limits under Section 7.6 below.

       Highly compensated and lower-compensated employees are defined in Section 5.2(c).

       The plan administrator will monitor and adjust matching contribution percentages of highly compensated employees to the extent necessary to satisfy this subsection. Such monitoring and adjustments will be accomplished under procedures similar to those specified in Sections 5.2(b) and (d).

       (b) MATCHING CONTRIBUTION PERCENTAGE. For purposes of this section, the matching contribution percentage of a participant for a plan year means the employer matching contribution (including true-up matching contribution, if any) on his behalf for such year plus after-tax savings deposits (if any) by him during such year, computed as a percentage of his applicable compensation for such year. The plan administrator may in its discretion include savings deposits of a participant in the lower compensated group in determining his matching contribution percentage, to the extent that such savings deposits are not used in determining his deferral percentage under Section 5.2(c)(i).

       6.3    FORM AND TIME OF CONTRIBUTION. The employers' contribution under
Section 6.1 will be paid to the trustee in cash (provided that, in the discretion of Biogen, employer contributions under Section 6.1 or under Section 5.1(c) may be in the form of Biogen stock to the extent that, in accordance with participants' investment instructions hereunder, such contributions are to be invested in the Biogen stock fund). Such contributions will normally be paid at periodic intervals (not less frequently than quarterly) determined by the employers. In any event, such contributions will be paid to the trustee no later than the due date (including extensions) for filing the employers' federal income tax return for such year.

       6.4 BIOGEN STOCK DEFINED. Biogen stock means the common stock, $.01 par value, of Biogen. If the outstanding common stock of Biogen is changed into or exchanged for a different kind of stock or other securities of Biogen or another successor corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, change in par value or the like, then Biogen stock means such other stock or security. If an employer contribution is made in the form of Biogen stock under Section 6.3, for purposes of determining the amount of such employer contribution, such Biogen stock will be valued at its fair market value at the time of contribution to the trust fund.

       6.5 RETURN OF CONTRIBUTION MADE IN ERROR OR NOT DEDUCTIBLE. Unless specifically identified as a non-deductible contribution, each matching employer contribution hereunder is specifically conditioned upon its deductibility on the federal income tax return covering the employer making the contribution. If all or part of a matching employer contribution is made because of a mistake of fact or if the deduction under Code Section 404 of any portion of a matching employer contribution is disallowed, the amount contributed because of a mistake of fact or the amount for which the deduction is disallowed will be returned to the contributing employer if demand therefor is made within the time allowed by law.

                                    ARTICLE 7
                              ACCOUNTS AND CREDITS

       7.1 ESTABLISHMENT OF ACCOUNTS. The plan administrator will establish and maintain in the name of each participant such of the following accounts as are appropriate for the participant:

       (a)    basic savings deposits account;

       (b)    supplemental savings deposits account;

       (c)    matching contributions account;

       (d)    catch-up savings deposits accounts;

       (e)    after-tax savings deposits account; and

       (f) rollover account (with separate accounting for after-tax contributions included in such rollover account as required under Section 5.5).

Credits and charges to such accounts will be made as provided in the plan.

       7.2 CREDITING PARTICIPANTS' SAVINGS DEPOSITS. Basic and supplemental savings deposits made by a participant will be credited to such participant's basic or supplemental savings deposits account, as appropriate, when received and processed by the trustee. Catch-up savings deposits and after-tax savings deposits (if any) made by a participant will be credited to such participant's catch-up savings deposits accounts or after-tax savings deposits account, as appropriate, when received and processed by the trustee.

       7.3 CREDITING MATCHING CONTRIBUTIONS AND FORFEITURES. Matching employer contributions on behalf of a participant and any forfeitures to be credited to such participant under Section 6.1 will be credited to such participant's matching contributions account when received and processed by the trustee. To the extent that forfeitures during any period exceed the amount to be credited under the preceding sentence during such period, the forfeitures will be carried over and credited as a matching contribution for the next processing period.

       7.4 CREDITING ROLLOVERS. Rollovers by or on behalf of an eligible employee will be credited to the employee's rollover account when received and processed by the trustee following receipt thereof by the trustee.

       7.5 CHARGES TO ACCOUNTS. Any amount distributed, paid, withdrawn or transferred from an account will be a charge against such account as of the date of distribution, payment, withdrawal or transfer. All distributions, payments, withdrawals or transfers from an account will be based upon the amount in such account as of the valuation date most recently preceding the date of such distribution, payment, withdrawal or transfer.

       7.6    MAXIMUM ADDITIONS.

       (a) The annual additions to a participant's accounts for any plan year (which will be the LIMITATION YEAR for purposes of Code Section 415) may not exceed the lesser of (i) $40,000 as adjusted periodically for cost-of-living changes in accordance with Code Section 415 and any regulations thereunder, or
(ii) 100 percent of his total compensation for such year. For purposes of this section, TOTAL COMPENSATION means a participant's total compensation from his employer for a plan year, as defined in Code Section 415 and regulations thereunder.

       (b) If the annual additions to a participant's accounts would exceed the limitations of subsection (a) above, after-tax savings deposits (if any) made on his behalf for such year which would be credited to his account but for the limitations of subsection (a) will be returned to him, but only to the extent necessary to comply with subsection (a). If, following the application of the preceding sentence (to the extent applicable), the annual additions to a participant's accounts would still exceed the limitations of subsection (a) above, the supplemental savings deposits first and then, to the extent necessary, basic savings deposits made on his behalf for such year which would be credited to his accounts but for the limitations of subsection (a) will be returned to him, but only to the extent necessary to comply with subsection (a). Any amount returned to a participant under this subsection (b) will include interest or earnings on such amount as provided in regulations in Code Section 415.

       (c) For purposes of this Section 7.6, ANNUAL ADDITIONS to a participant's accounts for any plan year means the sum of the following amounts credited to his accounts for such year: (i) basic savings deposits, (ii) supplemental savings deposits, (iii) after-tax savings deposits, and (iv) matching employer contributions and forfeitures.

       (d) For any plan year, the sum of a participant's defined contribution plan fraction and his defined benefit plan fraction may not exceed one, as follows:

              (i) His DEFINED CONTRIBUTION PLAN FRACTION for any plan year is the fraction (A) whose numerator is the sum of annual additions (as defined in Code Section 415(c)(2)) to his accounts under all qualified defined contribution plans maintained by Biogen (or any other employer that is included in a controlled group or under common control with Biogen within the meaning of Code Sections 414(b) and (c) and 415(h)) as of the close of such plan year, and (B) whose denominator is the sum of the lesser of the following amounts determined for such year and for each prior year of plan service with his employer: the product of 1.25 (1.0 if the plan is top-heavy) and the dollar limitation in effect for such year, or the product of 1.4 and 25 percent of the participant's compensation for such year.

              (ii) His DEFINED BENEFIT PLAN FRACTION for any plan year is a fraction (A) whose numerator is his aggregate projected annual benefit under all defined benefit plans sponsored by Biogen (or any other employer that is included in a controlled group or under common control with Biogen within the meaning of Code Sections 414(b) and (c) and 415(h)) as of the close of such plan year, and (B) whose denominator is the lesser of the product of 1.25 (1.0 if the plan is top-heavy) and the dollar limitation in effect under Section 415(b)(1)(A) of the Code, or the product of 1.4 and the participant's highest average compensation as determined under Section 415(b)(1)(B) of the Code. For this purpose, the PROJECTED ANNUAL BENEFIT of a participant means the total normal retirement benefit to which he would be entitled on the assumptions that his employment continues until his normal retirement date and his annual earnings and all other relevant factors remain the same for all future years as in the year when the projection is made.

              (iii) If the sum of such fractions would exceed one without the application of this section, his benefit under the defined benefit plan or plans will be reduced to a benefit that will produce a defined benefit plan fraction and a defined contribution plan fraction that equal one.

              (iv) The provisions of this subsection (d) will not apply to any limitation year or plan year when combined defined contribution and defined benefit plan limitations are not applicable under Code Section 415(e).

                                    ARTICLE 8
              INVESTMENT FUNDS AND CREDITING INVESTMENT EXPERIENCE

       8.1 INVESTMENT FUNDS. The plan administrator may direct the trustee to establish two or more separate investment funds within the trust fund and to invest each such separate investment fund in different types or categories of assets (e.g., equities or fixed-income securities, or shares of specified mutual funds) or in accordance with investment objectives specified by the plan administrator. One such separate investment fund will consist of Biogen stock (as defined in Section 6.4), plus shares of a money market mutual fund (or similar cash equivalent investment) as are necessary to facilitate the operation of such Biogen stock investment fund. The plan administrator may add or delete separate investment funds at its discretion.

         The plan administrator will maintain records that reflect the portion of each account of a participant that is invested in each separate investment fund. The plan administrator may delegate such record keeping responsibilities or may contract with a service provider (which may be the trustee or an affiliate of the trustee) for record keeping services. The existence of such records and of participants' accounts will not be deemed to give any person any right, title or interest in or to any specific assets or part of the trust fund or any separate investment fund.

       8.2    INVESTMENT DIRECTIONS AND TRANSFERS AMONG FUNDS.

       (a)    INVESTMENT OF MATCHING CONTRIBUTIONS.

              (i) Except as provided in subsection (ii) below, the matching contributions account of each participant will be invested in the Biogen stock fund.

              (ii) A participant who is at least age 55 and who has four or more years of plan service may elect to transfer all or any of his matching contributions account invested in the Biogen stock fund to one or more of the other separate investment funds available for the investment of savings deposits accounts, and the participant may thereafter direct transfers of his matching contributions account among the investment funds available under the plan in accordance with the rules specified in subsection (c) below. In addition, an employee described in the preceding sentence may direct that any future matching contributions on his behalf will be invested in one or more of the separate investment funds (other than the Biogen stock fund) available for the investment of savings deposits accounts.

       (b) INVESTMENT OF SAVINGS DEPOSITS AND ROLLOVERS. Each participant may direct the separate investment fund or funds in which his savings deposits accounts and rollover account will be invested. A participant may direct investment of these accounts on his behalf entirely in one investment fund or in a combination of two or more of the investment funds. In addition, the participant may direct transfers among the investment funds so that these accounts are invested entirely in one investment fund or in a combination of two or more of the investment funds.

       The participant will have sole responsibility for the investment of his savings deposits accounts, rollover account and, to the extent provided for in subsection (a) (ii) above, matching contribution account, and for transfers among the available investment funds, and no named fiduciary or other person will have any liability for any loss or diminution in value resulting from the participant's exercise of such investment responsibility. It is intended that
Section 404(c) of ERISA will apply to a participant's exercise of investment responsibilities under this subsection.

       (c) MANNER AND TIME OF GIVING DIRECTIONS. A participant's directions governing the investment of his accounts under subsection (a) or (b) will be given in accordance with such rules and procedures as the plan administrator may from time to time establish and communicate to participants. A participant must give such investment directions when he first authorizes savings deposits or makes a rollover contribution. A participant may give new investment directions, changing the investment of his future savings deposits or rollovers or future matching employer contributions on the participant's behalf, or directing transfers among the investment funds, subject in each case to subsections (a) and (b) above.

       8.3    VALUATION OF ASSETS AND CREDITING INVESTMENT EXPERIENCE.

       (a) IN GENERAL. As of each valuation date, the trustee will determine the fair market value of the plan's assets, relying upon such evidence of value as it deems appropriate. In performing such valuations, the trustee may include any accrued but unpaid dividends, interest or other items, but will not include any contributions or forfeitures to be allocated as of such valuation date as an asset of any participant's account. Investment income and gains and losses of the trust fund will be credited or debited to participants' accounts in proportion to the balances in such accounts as of the preceding valuation date, reduced by any charges against any such account since such preceding valuation.

       The last day of each plan year will be a valuation date, and the plan administrator may from time to time designate other valuation dates for all accounts or for specified accounts only (such as, by way of example, daily or monthly valuation dates for accounts invested exclusively in shares of open-end mutual funds and annual valuation dates for all other accounts).

       (b) OPEN-END MUTUAL FUNDS. Notwithstanding subsection (a) above, in the case of accounts that are invested exclusively in shares of open-end mutual funds, the valuation of such accounts will be performed separately from the valuation of the other accounts, and the value of such mutual fund shares as of any valuation date will be the net asset value as of such date determined by the mutual fund (with such adjustments, if any, as the mutual fund may make in accordance with its normal procedures as described in its prospectus). Any dividends or capital gains or other distributions on shares of a mutual fund allocated to a participant's account will be reinvested in shares and fractional shares of such mutual fund.

       (c) BIOGEN STOCK. Notwithstanding subsection (a) above, in the case of accounts that are invested in the Biogen stock fund, the valuation of such accounts will be performed separately from the valuation of the other accounts, and the value of a share of Biogen stock or a unit in such fund as of any valuation date will be its fair market value as determined in good faith by the trustee (subject to the following paragraph). Any cash dividends on shares of Biogen stock or a unit in such fund will be reinvested in additional shares of Biogen stock or units in such fund.

       (d) At any time when Biogen stock (or any other employer security held by the plan or proposed to be purchased by the plan) is not readily tradable on an established securities market, all valuations of Biogen stock (or other employer security) will be performed by an independent appraiser (meeting the requirements of Code Section 401(a)(28)(C)), and the trustee's determination of the fair market value of Biogen stock (or such other employer security) will be based upon a valuation report of such independent appraiser.

                                    ARTICLE 9
                              LOANS TO PARTICIPANTS

       9.1    LOANS TO PARTICIPANTS.

       (a) AVAILABILITY OF LOANS. Upon application by a participant, the trustee may be directed to make a loan to the participant from his savings deposits account(s) and rollover account. Loans will be available to each eligible participant on a reasonably equivalent basis under uniform, nondiscriminatory borrowing rules. Such borrowing rules must be formulated and administered so that the requirements of Code Section 72(p) for non-taxable loans, the applicable Department of Labor regulations on plan loans, and the following provisions of this section are satisfied. Any loan hereunder will bear a reasonable rate of interest and will be evidenced by a promissory note signed by the participant in such form as the plan administrator may require. The amount of any such loan will be withdrawn from the participant's accounts and the investment fund or funds in which the participant's accounts are invested in accordance with the borrowing rules.

       (b) BORROWING RULES. The borrowing rules may contain such requirements pertaining to loans as are deemed necessary or desirable and which are not specified herein. The borrowing rules may govern the procedures and cut-off dates for applying for loans hereunder and the terms of such loans, including
(i) the number of loans that a participant may request in any year and the number of loans that may be outstanding at any time to a participant, (ii) any restrictions on re-borrowing not stated in this section, (iii) the interest rate in effect from time to time for loans or the method of ascertaining such interest rate, and (iv) the repayment schedule for loans or the method for determining the repayment schedule.

       (c) AMOUNT OF LOANS. The minimum loan amount is $1,000 or such lesser amount as the borrowing rules may from time to time provide. The maximum aggregate loan amount is based upon the vested balance in the participant's accounts. No participant loan will exceed the smallest of (i) the amount in the participant's savings deposits accounts and rollover account, (ii) one-half of the participant's vested account balances, or (iii) $50,000 (reduced by the highest outstanding loan balance to the participant during the 12 months preceding the loan). For purposes of applying such limits, account values as of the valuation date immediately preceding the date when the loan is made will be used.

       (d)    Maximum Repayment Period.

              (i) OTHER THAN RESIDENTIAL LOANS. Except as provided in subsection (ii) below, the maximum term of a loan will be five years (provided that, if provided in the borrowing rules, there may be a shorter repayment period for small loans).

              (ii) RESIDENTIAL LOANS. If a participant requests a loan for the acquisition or construction of his principal residence, maximum the repayment period will be determined by reference to bank loans for the same purpose but may not exceed 10 years.

       (e) SECURITY FOR REPAYMENT. Each loan hereunder will be a participant-directed investment for the benefit of the participant requesting such loan; accordingly, any default in the repayment of principal or interest of any loan hereunder will reduce the amount available for distribution to such participant (or his beneficiary). Thus, any loan hereunder will be effectively and adequately secured by the vested amount in the participant's accounts. To the extent provided in the borrowing rules, other security for repayment of a loan may be required in any instance. A participant receiving a loan must execute such instruments and must pay any fees for filings required to perfect any security interest in the participant's accounts or other security.

       (f) REPAYMENT. A participant may be required to execute an agreement to repay the principal and interest of a loan through regular payroll deduction payments from the participant's compensation. Back-up repayment procedures may be established for participants who do not make payroll deduction repayment. Except as otherwise may be permitted under Treasury regulations, any such back-up procedures will provide for substantially level amortization payments made quarterly or more frequently. Any loan hereunder may be prepaid, in accordance with the note or other document evidencing the loan. If a participant's service as an employee is terminated for any reason, the entire unpaid principal and interest of any loan then outstanding to such participant may become immediately due and payable in accordance with the note or other document evidencing the loan.

       (g) ACTION UPON DEFAULT. If a participant defaults on any payment of interest or principal of a loan hereunder or defaults upon any other obligation relating to such loan, the plan administrator may take (or direct the trustee to take) such action or actions as it determines to be necessary to protect the interests of the plan. Such actions may include commencing legal proceedings against the participant, or foreclosing on any security interest in the participant's accounts or other security given in connection with a loan hereunder; however, the plan administrator will not direct foreclosure on the participant's savings deposits accounts at a time when the participant would not be entitled to withdraw from such account under Section 10.1.

       (h) DISTRIBUTION TO PARTICIPANT WITH LOAN. In the case of any participant with a loan outstanding hereunder, the amount available for distribution to such participant (or his beneficiary) will consist of the portion of his accounts invested in the investment funds of the trust fund. In addition, the participant's note will be distributed to him (or his beneficiary), and the trustee will report the value of the note for income tax purposes as the amount of unpaid principal and interest due thereon at the date of distribution.

       9.2    ACCOUNTING FOR LOANS.

       (a) SOURCE OF LOAN. The plan administrator will establish procedures and ordering rules for liquidating the participant's accounts to make a loan to him.

       (b) LOAN ACCOUNT. The plan administrator will establish and maintain a loan account for each borrowing participant. The unpaid principal and accrued but unpaid interest on the loans to a participant will be reflected for plan accounting purposes in the participant's loan account. Repayments by the participant will be credited to his loan account, and will then be transferred from his loan account to the participant's other accounts.

                                   ARTICLE 10
                          WITHDRAWALS AND DISTRIBUTIONS

       10.1   IN-SERVICE WITHDRAWALS FROM SAVINGS DEPOSITS.


       (a) APPLICATION. A participant may apply to the plan administrator for a withdrawal from his basic and supplemental savings deposits accounts. Except as provided in subsection (d) below, such withdrawals will be available only in cases of financial hardship. The participant will file an application setting forth the specific immediate and heavy financial needs prompting his request and the amount needed to meet such immediate financial need. The minimum withdrawal amount is $100, and the maximum withdrawal amount is the lesser of (i) the total amount in the participant's basic and supplemental savings deposits (excluding any interest or earnings on such savings deposits--other than any such interest or earnings in the participant's basic and supplemental savings deposits accounts as of December 31, 1988 to the extent identifiable in the accounting records of the plan) or (ii) the amount needed to alleviate his financial hardship (including the amount reasonably expected to be needed for income taxes and penalties payable on the amount withdrawn).

       (b) FINANCIAL HARDSHIP DEFINED. Financial hardship means that a participant has an immediate and heavy financial need and that the withdrawal is necessary to meet the need.

              (i) IMMEDIATE AND HEAVY FINANCIAL NEED. A withdrawal for an immediate and heavy financial need must be occasioned by: (A) medical expenses incurred or needed by the participant or his spouse or any of his dependents; (B) tuition and related educational fees for the next 12 months of post-secondary education for the participant, his spouse, child or dependent; (C) purchase of the participant's principal residence (not including mortgage payments); (D) rent or mortgage payments to prevent the participant's eviction from or the foreclosure of the mortgage on his principal residence; (E) such other event or circumstance as the Internal Revenue Service permits; or (F) any other extraordinary personal need which the plan administrator in its sole discretion may determine under uniform rules of general application. Financial need under (A) through
       (E) above will be deemed to be a financial hardship without evidence of the participant's other financial resources.

              (ii) NECESSITY OF WITHDRAWAL. A withdrawal will be deemed necessary to satisfy the participant's immediate and heavy financial need if either (A) the participant has made all non-hardship withdrawals available under Section 10.2 and obtained all non-taxable loans available under Section 9.1, the participant does not make savings deposits hereunder (or salary reduction contributions to any other deferred compensation or other plan sponsored by Biogen or any other employer, except a health or welfare plan) for a period of six months following the date of the withdrawal, and following the participant's resumption of savings deposits after such six-month period, the participant does not make basic or supplemental savings deposits hereunder that, when added to his basic or supplemental savings deposits during the calendar year of the withdrawal, exceed any special rules or regulations for the application of the limitation in Code Section 402(g) following such resumption of savings deposits; or (B) the participant satisfies such other requirements as may be prescribed by the Internal Revenue Service.

              (iii) EVIDENCE AND DETERMINATION OF FINANCIAL HARDSHIP. A participant must establish to the plan administrator's satisfaction both that the participant has an immediate and heavy financial need and that the withdrawal is necessary to meet the need. The participant may establish either need or necessity (or both) under the deemed method described in subsection (i) (A) through (E) and subsection (ii) above. If the participant does not elect to use the deemed method to determine immediate and heavy financial need under subsection (i) (A) through (E) above, the participant in his hardship withdrawal application must show facts and circumstances amounting to immediate and heavy financial need under subsection (i)(F) above. If the participant does not elect to use the deemed method to determine necessity under subsection (ii) above, the participant in his hardship withdrawal application must show that the participant lacks other reasonably available financial resources to meet the hardship need (for example, by borrowing on commercially reasonable terms or by reasonable liquidation of other assets of the participant) so that the participant has no reasonable recourse other than to satisfy such hardship need through a withdrawal from this plan.

              (iv) PLAN ADMINISTRATOR DETERMINATIONS. A participant's application for a hardship withdrawal may be in writing or transmitted by electronic means, on such form and containing such information (or other evidence or materials establishing the participant's financial hardship) as the plan administrator may require. In determining whether a participant has a financial hardship, the plan administrator may reasonably rely upon the participant's representations, including representations concerning his inability to meet the need through other resources such as insurance proceeds, reasonable liquidation of other assets, distributions or non-taxable loans from other plans, or borrowing from other sources on reasonable terms, or through cessation of savings deposits hereunder. The plan administrator's determination of the existence of and the amount needed to meet a financial hardship will be binding on the participant.

       (c) PAYMENT. If approved by the plan administrator, a hardship withdrawal will be paid to the participant as soon as practicable after the hardship withdrawal is approved by the plan administrator. Any such withdrawal will be paid first from the participant's supplemental savings deposits account and next from his basic savings deposits account.

       (d) EXCEPTIONS. The requirement for financial hardship will not apply to withdrawals requested by a participant in the following situations: (i) after the participant has reached age 59 1/2, or (ii) to remove supplemental and basic savings deposits during a calendar year which, when added to savings deposits under Code Section 401(k) or salary reduction contributions under Code
Section 403(b) during the same year to another plan, exceed the limits on elective deferrals under Code Section 402(g). A request to remove excess supplemental and basic savings deposits under (ii) above must be filed with the plan administrator no later than the March 1 following such calendar year. Such a withdrawal will be paid to the participant as soon as practicable after the filing of his request and will include income and investment gain or loss allocable to such withdrawn amount.

       10.2   IN-SERVICE WITHDRAWALS FROM ROLLOVER ACCOUNT.

       (a) AMOUNT. A participant may elect to withdraw from his rollover account any amount he specifies from a minimum of $1,000 (or the amount in his rollover account if less) to a maximum of the total amount in that account. A withdrawal request under this section will be made in accordance with applicable rules and procedures adopted by the plan administrator.

       (b) PAYMENT. Such an in-service withdrawal by a participant will be paid to him as soon as practicable after the participant files the form requesting the withdrawal.

       10.2A  IN-SERVICE WITHDRAWALS FROM AFTER-TAX SAVINGS DEPOSITS ACCOUNT.

       (a) AMOUNT. A participant may elect to withdraw from his after-tax savings deposits account any amount he specifies from a minimum of $1,000 (or the amount in such account, if less) to a maximum of the total amount in such account. A withdrawal request under this section will be made in accordance with applicable rules and procedures adopted by the plan administrator.

       (b) PAYMENT. Such an in-service withdrawal by a participant will be paid to him as soon as practicable after the participant files the form requesting the withdrawal.

       10.3   DISTRIBUTION UPON RETIREMENT OR DISABILITY.

       (a) AMOUNT AND TIME OF DISTRIBUTION. A participant who retires from service with his employer or terminates from such service because of disability will receive the total amount in his account. Subject to Section 10.5, distribution of his account will be made as soon as practicable after his retirement or disability.

       For plan years beginning January 1, 1997, and thereafter, a participant may elect to receive a distribution on the April 1 of the year following the calendar year in which the participant reaches age 70-1/2, or, if still an employee of Biogen, the participant may elect to defer receiving distributions until he/she retires from the employer. Such elections will be made in accordance with rules and procedures of the plan administrator. Notwithstanding the preceding sentence, in the case of a participant who is a 5% or greater stockholder of Biogen, distribution must be made no later than the April 1 of the year following the calendar year in which the participant reaches age
70 1/2.

       (b) RETIREMENT AND DISABILITY DEFINED. For purposes of this plan, retirement means a participant's termination of employment on or after his 55th birthday. Disability means a participant's inability to perform the normal duties of his position with his employer because of a physical or mental impairment.

       10.4   DISTRIBUTION UPON TERMINATION OF EMPLOYMENT.

       (a) AMOUNT AND TIME OF DISTRIBUTION. A participant who terminates employment for any reason other than retirement, disability or death will receive the vested portion of his accounts. Subject to Section 10.5, his vested accounts will be payable as soon as practicable after his termination of employment.

       (b) VESTED INTEREST. Except as provided in the next paragraph, a participant will be fully vested in his accounts under the plan at all times.

       A participant who is an active employee will be fully vested in his matching contribution account on his 55th birthday. Before that date, such a participant will have a vested interest in that percentage of his matching contribution account specified in the following table based upon his number of years of plan service:

              Years of
            Plan Service                              Vested Percentage
            ------------                              -----------------

             Less than 1                                      0%
                  1                                          25%
                  2                                          50%
                  3                                          75%
              4 or more                                     100%

       (c) FORFEITURE OF NON-VESTED INTEREST. The non-vested portion of a terminated participant's matching contribution account, if any, will be forfeited by him on the day after his termination of employment. If a terminated participant whose account was wholly or partially forfeited returns to employment with an employer within six years of his termination, the amount forfeited (without adjustment for interest or earnings) will be restored to his account (out of current forfeitures to the extent available) as soon as practicable after the date of his return. The dollar amount restored will equal the dollar value of the separate investment fund shares or units forfeited on the date of forfeiture, and such restored dollar amount will be invested in shares or units of the available separate investment funds at their then fair market value on the date of such restoration in accordance with the participant's investment instructions in effect on such date.

       10.5 RIGHT TO DEFER. The plan administrator will notify a participant of his right to receive payment of his vested account balance as soon as practicable after his retirement, disability or other termination of employment. Notwithstanding the foregoing provisions of this article, if his vested account balance exceeds $5,000, the participant will be given the right to defer payment of his accounts to a later date.

       Distribution of a participant's accounts may be deferred to a date no later than the April 1 following the year in which such participant reaches age 70 1/2. A participant who deferred payment of his accounts may accelerate such payment by filing a notice with the plan administrator specifying the earlier distribution date.

       For purposes of determining whether a participant's account exceeds $5,000 hereunder and application of the involuntary cash-out rules under the plan, the participant's rollover contributions to the plan and any direct rollovers or transfers on the participant's behalf to the plan shall not be taken into account.

       10.6   DISTRIBUTION UPON DEATH OF PARTICIPANT.

       (a) IN GENERAL. If a participant dies during employment (or after retirement or disability but before distribution of his accounts), his beneficiary will receive the total amount in his accounts. Distribution of such amount will be made as soon as practicable after the date the plan administrator receives such evidence of the participant's death and the right of any beneficiary to receive such payment as it deems necessary, but in no event later than the end of the year following the calendar year containing participant's date of death.

       If a participant dies following termination of employment but before the distribution of his vested interest, his beneficiary will receive the amount owing to the participant under Section 10.4. Payment to the beneficiary will be made in accordance with the last sentence of the preceding paragraph.

       (b) DESIGNATION OF BENEFICIARY. A participant may designate one or more beneficiaries to receive any distribution payable under subsection (a) above and may revoke or change such a designation at any time. If the participant names two or more beneficiaries, distribution to them will be in such proportions as the participant designates or, if the participant does not so designate, in equal shares. Any designation of beneficiary will be in writing on such form as the plan administrator may prescribe and will be effective upon filing with the plan administrator.

       Notwithstanding the preceding paragraph, the sole beneficiary of a participant who is married immediately before his death will be the participant's surviving spouse unless the participant designated and the spouse consented in writing to such designation of another person as beneficiary. The spouse's consent must acknowledge the effect of such consent and be witnessed by a plan representative or a notary public.

       (c) NO DESIGNATION. Any portion of a distribution payable upon the death of a participant which is not disposed of by a designation of beneficiary under subsection (b) above, for any reason whatsoever, will be paid to the participant's surviving spouse if living at his death, otherwise to the participant's estate.

       (d) PAYMENT UNDER PRIOR DESIGNATION. The plan administrator may direct payment in accordance with a prior designation of beneficiary (and will be fully protected in so doing) if such direction (i) is given before a later designation is received, or (ii) is due to the plan administrator's inability to verify the authenticity of a later designation. Such a distribution will discharge all liability therefor under the plan.

       10.7 MANNER OF PAYMENT. Payments to a participant under the plan will be distributed in cash. Notwithstanding the preceding sentence, at a participant's election, the portion of the participant's accounts invested in the Biogen stock fund will be paid to him or her in the form of whole shares of Biogen stock (with the value of any fractional share paid in cash). The number of shares of Biogen stock paid will be based upon the fair market value of a share of Biogen stock determined by the trustee in good faith (subject to the second paragraph of Section 8.3 (c)) as of the most recent practicable date preceding payment.

       10.8   DIRECT ROLLOVERS.

       (a) APPLICABILITY OF THIS SECTION. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover (a distributee may designate only one eligible retirement plan to receive such a direct payment).

       (b) DEFINITIONS. The following definitions apply for purposes of this section.

              (i) ELIGIBLE ROLLOVER DISTRIBUTION means any distribution of all or any portion of the balance to the credit of the distributee under this plan, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code
       Section 401(a)(9); and any distribution made on account of hardship. The portion of a distribution consisting of employee after-tax contributions constitutes part of an eligible rollover distribution to the extent provided in subsection (v) below. If the distributee receives a distribution in the form of Biogen stock and cash, the cash distribution may be directly rolled over to an eligible retirement plan if such cash distribution qualifies as an eligible rollover distribution, and the sock distribution may be retained by the distributee. Alternatively, the entire distribution (cash and stock) may be directly rolled over to an eligible retirement plan by the distributee. However, an eligible rollover distribution will not include any distribution that is below any threshold amount established by applicable regulations (including any threshold amount for direct rollovers when only a portion of a distributee's distribution is being rolled over).

              In general, subject to any thresholds established under the last sentence of the preceding paragraph, as long as Section 10.7 provides for distributions to participants or beneficiaries only in the form of a lump sum payment, all distributions from the plan will be eligible rollover distributions (except the portion, if any, of such payment that constitutes a required minimum distribution under Code Section 401(a)(9)).

              (ii) ELIGIBLE RETIREMENT PLAN means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), an annuity contract or custodial account described in Code
       Section 403(b) and an eligible plan under Code Section 457 which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, which agrees to accept the distributee's eligible rollover distribution and to separately account for amounts transferred into such plan from this plan.

              (iii) DISTRIBUTEE means an employee or former employee. In addition, an employee's or former employee's surviving spouse and an employee's or former employee's spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), is a distributee with regard to the interest of the spouse or former spouse.

              (iv) DIRECT ROLLOVER means payment by this plan to the eligible retirement plan specified by the distributee, with such payment being made in any manner permitted by applicable regulations.

              (v) For purposes of the direct rollover provisions contained in this Section 10.8(b) of the plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income; provided, however, such after-tax portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or 408(b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) which provides for separate accounting for such amounts transferred and earnings thereon, including the portion of such distribution which is includible in gross income and the portion which is not includible in gross income.

       10.9 REHIRE BEFORE DISTRIBUTION. If a former active participant is rehired before distribution of his accounts has been made, such distribution will be deferred until his subsequent termination of employment.

                                   ARTICLE 11
                    AMENDMENT, MERGER AND TERMINATION OF PLAN

       11.1 AMENDMENT OF PLAN. At any time and from time to time, Biogen may amend or modify any or all of the provisions of the plan without the consent of any person, provided that no amendment will reduce any participant's nonforfeitable account balance as of the date such amendment is adopted (or its effective date if later), and provided further that no amendment will permit any part of the trust fund to revert to the employers or be used for or diverted to purposes other than for the exclusive benefit of participants or their beneficiaries, except as provided in Section 6.5. In addition, the plan administrator may, subject to the provisos contained in the preceding sentence, amend or modify any or all of the provisions of the plan other than an amendment that would materially affect the benefits of participants or that would materially increase the cost of maintaining the plan to the employers.

       11.2 MERGER OF PLANS. A merger or consolidation with, or transfer of assets or liabilities to, any other plan will be permitted only if the benefit each participant would receive if such plan were terminated immediately after the merger, consolidation or transfer is not less than the benefit he would have received if this plan had terminated immediately before the merger, consolidation or transfer.

       11.3 TERMINATION. Biogen has established the plan and the employers are maintaining the plan with the bona fide expectation and intention that they will be able to continue the plan and contributions thereto indefinitely, but they will not be under any obligation or liability whatsoever to continue contributions or maintain the plan for any particular length of time. Notwithstanding any other provision hereof, an employer in its discretion may discontinue contributions to the plan indefinitely or temporarily and Biogen may terminate this plan at any time. There will be no liability to any participant, beneficiary or other person as a result of any such discontinuance or termination.

       An employer's failure to make contributions in any year or years will not operate to terminate the plan in the absence of formal action by Biogen to terminate the plan.

       11.4 EFFECT OF TERMINATION. Upon complete discontinuance of contributions or termination or partial termination of the plan, the accounts of affected participants will become nonforfeitable. After termination of the plan, no employee will become a participant and no further savings deposits or contributions will be made hereunder on behalf of participants.

       The trustee will continue to hold the assets of the trust fund for distribution as directed by the plan administrator. The plan administrator will determine whether to direct the trustee to disburse the plan's assets as immediate benefit payments, to retain and disburse them in the future, or to follow any other procedure which it deems advisable.

                                   ARTICLE 12
                                NAMED FIDUCIARIES

       12.1   IDENTITY OF NAMED FIDUCIARIES.

       (a) NAMED FIDUCIARIES. Biogen, the trustee, any investment manager appointed by Biogen, and the plan administrator will be the named fiduciaries under the plan and will control and manage the plan and its assets to the extent and in the manner indicated in this article and in the trust agreement. Any responsibility assigned to a named fiduciary will not be deemed to be a duty of a "fiduciary" (as defined in ERISA) solely because of such assignment.

       (b) PLAN ADMINISTRATOR. Biogen will be the "plan administrator" as defined in ERISA.

       12.2 RESPONSIBILITIES AND AUTHORITY OF PLAN ADMINISTRATOR. The plan administrator will control and manage the operation and administration of the plan except to the extent that such responsibilities are specifically assigned hereunder to Biogen, to an investment manager or to the trustee. The responsibilities and authority of the plan administrator are set forth in detail in various articles of this plan and primarily in Article 13.

       12.3 RESPONSIBILITIES AND AUTHORITY OF TRUSTEE. The trustee will manage and control the assets of the plan, except to the extent that such responsibilities are specifically assigned hereunder or under the trust agreement to Biogen or the plan administrator, or are delegated to one or more investment managers by Biogen, or are performed by a participant with respect to the investment of his accounts among the investment funds in the trust fund or with respect to his taking a loan from his accounts in accordance with the plan. The responsibilities and authority of the trustee are set forth in detail primarily in the trust agreement.

       12.4 RESPONSIBILITIES OF BIOGEN. Biogen will have the following responsibilities and authority with respect to control and management of the plan and its assets:

       (a)    to amend or terminate the plan;

       (b) to merge or consolidate the plan with, or transfer all or part of the assets or liabilities to, any other plan;

       (c) to appoint, remove and replace the trustee and the plan administrator and to monitor their performances;

       (d) to appoint, remove and replace one or more investment managers, or to refrain from such appointments, and to monitor their performance;

       (e) to communicate such information to the plan administrator, trustee and investment managers as they may need for the proper performance of their duties; and

       (f) to perform such additional duties as are imposed by the plan or by law.

       The responsibilities and authority of Biogen are set forth in further detail in the various articles of the plan and in the trust agreement.

       12.5 RESPONSIBILITIES NOT SHARED. Except as otherwise provided herein or required by law, each named fiduciary will have only those responsibilities that are specifically assigned to it hereunder, and no named fiduciary will incur liability because of improper performance or nonperformance of responsibilities assigned to another named fiduciary.

       12.6 DUAL FIDUCIARY CAPACITY PERMITTED. Any person or group of persons may serve in more than one fiduciary capacity, including service both as trustee and plan administrator.

       12.7 ACTIONS BY BIOGEN. Wherever the plan specifies that Biogen is required or permitted to take any action, such action will be taken by its board of directors, or by a duly authorized committee thereof, or by one or more directors, officers, employees or other persons duly authorized to do so by the board of directors.

       12.8 PROCEDURE FOR ALLOCATION AND DELEGATION OF RESPONSIBILITIES. The plan administrator or the members of the board of directors of Biogen or of a committee of such board may allocate their responsibilities among themselves in any reasonable manner and may delegate any of their responsibilities to any other person or persons by so specifying in a written instrument. No plan administrator or director will be liable for the improper discharge or nonperformance of any responsibility so allocated or delegated to another person except to the extent liability is imposed by law.

       12.9 ADVICE. A named fiduciary may employ or retain such attorneys, accountants, investment advisors, consultants, specialists and other persons or firms as it deems necessary or desirable to advise or assist it in the performance of its duties. Unless otherwise provided by law, the fiduciary will be fully protected with respect to any action taken or omitted by him or it in reliance upon any such person or firm rendered within his or its area of expertise.

       12.10 INDEMNIFICATION. To the extent permitted by law and not prohibited by Biogen's charter and by-laws, Biogen will indemnify and hold harmless every individual serving as a fiduciary (whether a named fiduciary or otherwise), and the estate of such an individual if he is deceased, from and against all claims, loss, damages, liability, and reasonable costs and expenses, incurred in carrying out his fiduciary responsibilities, unless due to the gross negligence, bad faith or willful misconduct of such individual; provided that counsel fees and amounts paid in settlement must be approved by Biogen and provided further that this Section 12.10 will not apply to any claim, loss, damages, liability, or costs and expenses which are covered by a liability insurance policy maintained by Biogen, or by the plan or by an individual fiduciary. The preceding sentence will not apply to a corporate trustee, an insurance company, an investment manager or outside service provider (or to an employee of any of the foregoing) unless Biogen otherwise specifies in writing.

                                   ARTICLE 13
                             THE PLAN ADMINISTRATOR

       13.1 APPOINTMENT. Biogen will appoint a plan administrator to perform the duties of the plan administrator in accordance with the plan.

       The plan administrator may be an individual or the plan administrator may be a committee. The individual plan administrator or the committee members may, but need not, be plan participants or employees or officers of Biogen. If a committee, the number of persons serving on the committee at any time will be determined by Biogen, and may be changed from time to time by Biogen. Biogen may remove any person serving as plan administrator or committee member at any time, with or without cause, by filing written notice of his removal with such person and the trustee. A person serving as plan administrator or committee member may resign at any time by filing his written resignation with Biogen and the trustee. If a person who is serving as plan administrator or committee member is an employee of Biogen, such person's appointment as plan administrator or committee member will automatically terminate when such person is no longer an employee of Biogen. A vacancy, however arising, will be filled by Biogen.

         In the event Biogen does not designate an individual as plan administrator or appoint a committee pursuant to this section, the Director of Human Resources (or the official performing the duties thereof) will be the plan administrator hereunder shall have all the same functions of the plan administrator.

       13.2 NOTICE TO TRUSTEE. Biogen will notify the trustee in writing of the appointment of each person serving as plan administrator or committee member, and the trustee may assume such appointment continues in effect until written notice to the contrary is given by Biogen.

       13.3 ADMINISTRATION OF PLAN. The plan administrator will have all powers and authority necessary or appropriate to carry out its responsibilities with respect to the operation and administration of the plan. It will have discretion to interpret and apply all plan provisions and may correct any defect, supply and omission or reconcile any inconsistency or ambiguity in such manner as it deems advisable. It will in its discretion make all final determinations concerning eligibility, benefits and rights hereunder, and all other matters concerning plan administration. All determinations and actions of the plan administrator will be conclusive and binding upon all persons, except as otherwise provided herein or by law, and except that the plan administrator may revoke or modify a determination or action previously made in error. Any action or omission by the plan administrator will be subject to review (by a court or otherwise) only for an abuse of discretion.

       13.4 REPORTING AND DISCLOSURE. The plan administrator, acting as agent of Biogen in its capacity as ERISA plan administrator, will prepare, file, submit, distribute or make available any plan descriptions, reports, statements, forms or other information to any government agency, employee, former employee, or beneficiary as may be required by law or by the plan.

       13.5 RECORDS. The plan administrator will record its acts and decisions, and keep all data, records, books of account and instruments pertaining to plan administration, which will be subject to inspection or audit by Biogen at any time. The employers will supply all information required by the plan administrator to administer the plan, and the plan administrator may rely upon the accuracy of such information.

       13.6 COMPENSATION AND EXPENSES. The plan administrator will serve without compensation unless otherwise determined by Biogen, provided that in no event will an employee of an employer be compensated for his services as a plan administrator. All reasonable expenses of administering the plan will be paid out of the trust fund unless paid by the employers at the option of Biogen (with each employer bearing such share of the expenses that Biogen specifies). Such expenses include the compensation of all persons employed or retained by the plan administrator, premiums for bonds and insurance protecting the plan or trust fund and required by law or deemed advisable by the plan administrator, and all other costs of plan administration.

       13.7 DECISIONS, RULES AND REGULATIONS. When the plan administrator is a committee, any action or decision concurred in by a majority of the members, either at a meeting or in writing without a meeting, will constitute an action or decision of the plan administrator.

       No plan administrator may act or vote on any matter which relates exclusively to himself.

       The plan administrator may adopt and amend such rules for the conduct of its business and may adopt, promulgate and amend any and all such rules relating to the administration of the plan, including, but not limited to, rules relating to plan enrollment periods, forms and procedures, elections, notice requirements, claims other rules and procedures it deems, with the discretionary powers granted to it under Section 13.3 of this Article, advisable to administer the plan.

       13.8 SECRETARY. If the plan administrator is a committee, the committee at its option may appoint any member or other person to serve as secretary, and may remove him at any time. The committee will notify the trustee in writing of such appointment, and the trustee may assume his appointment as secretary continues until written notice to the contrary is given by the committee. The secretary, or a majority of the committee members then in office, will have the authority to execute all instruments or memoranda necessary or appropriate to carry out the actions and decisions of the whole committee; and any person may rely upon any instrument or memorandum so executed as evidence of the committee action or decision indicated thereby.

       13.9 CLAIMS REVIEW PROCEDURE. Any request for benefits (the "CLAIM") by a participant or his beneficiary (the "CLAIMANT") will be filed with the plan administrator. Within a reasonable period after receipt of a claim, the plan administrator will provide written notice to any claimant whose claim has been wholly or partly denied, including: (a) the reasons for the denial, (b) the plan provisions on which the denial is based, (c) any additional material or information necessary to perfect the claim and the reasons it is necessary, and
(d) the plan's claims review procedure. A claimant will be given a full and fair review by the plan administrator of the denial of his claim if he requests a review in writing within 60 days after notification of the denial. The claimant may review pertinent documents and may submit issues and comments orally, in writing, or both. The plan administrator will render its decision on review promptly and in writing and will include specific reasons for the decision and reference to the plan provisions on which the decision is based.

                                   ARTICLE 14
                                  MISCELLANEOUS

       14.1   QUALIFIED DOMESTIC RELATIONS ORDERS.

       (a) A qualified domestic relations order (QDRO) is a judgment, decree, or order which meets the requirements of Code Section 414(p). An alternate payee is an individual named in the QDRO who is to receive some or all of the participant's benefit.

       (b) Upon receipt of any domestic relations order, the plan administrator will notify the participant involved and each alternate payee under the order (and under any previous QDRO relating to the participant's benefits). The plan administrator will determine whether the order is a QDRO and will notify each affected individual of its determination. In general, subject to the provisions of Code Section 414(p), the plan's claims procedure rules under Section 13.9 apply to this determination and any subsequent determination relating to the order. To the extent permitted by law, the plan administrator's determination that an order is or is not a QDRO is final. Any subsequent change in this determination is applied only prospectively unless the plan administrator rules otherwise.

       (c) If an order is determined to be a QDRO, the provisions of the QDRO will take precedence over any conflicting provisions of the plan (including
Section 14.2 relating to non-alienation of benefits). To the extent provided in a QDRO, a former spouse will be treated as the spouse or surviving spouse of a participant for purposes of the death benefit provisions of Section 10.6 and any other relevant provision of the plan. The plan administrator may carry out the requirements of a QDRO and may make distribution to an alternate payee in accordance with a QDRO regardless of the age of the participant and regardless of whether the participant himself would be eligible to receive a distribution at such time.

       14.2 NONALIENATION OF BENEFITS. No benefit, right or interest hereunder of any person will be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, or to seizure, attachment or other legal, equitable or other process, or be liable for, or subject to, the debts, liabilities or other obligations of such person, except that the plan administrator may prescribe rules for the payment of benefits in accordance with a qualified domestic relations order as defined in Section 14.1, and except that payments may be made from a participant's account to the extent required under Code Section 410(a)(13) and the regulations thereunder.

       14.3 PAYMENT TO MINORS AND INCOMPETENTS. If the plan administrator deems any person incapable of giving a binding receipt for benefit payments because of his minority, illness, infirmity or other incapacity, it may direct payment directly for the benefit of such person, or to any person selected by the plan administrator to disburse it. Such payment, to the extent thereof, will discharge all liability for such payment under the plan.

       14.4 CURRENT ADDRESS OF PAYEE; UNCLAIMED PAYMENTS. Any person entitled to benefits is responsible for keeping the plan administrator informed of his current address at all times. The plan administrator, trustee and the employers have no obligation to locate such person, and will be fully protected if all payments and communications are mailed to his last known address as shown on the records of his employer, or are withheld pending receipt of proof of his current address and proof that he is alive.

       If a communication from the plan has been mailed to the participant's or beneficiary's last known address and is returned with no forwarding address or if the check for a plan distribution is not cashed, and if the participant (or his beneficiary) makes no claim for such benefit, the participant's benefit will be forfeited and reallocated to other participants when a period of three years less one day has elapsed since such communication or benefit payment check was mailed. If the participant (or his beneficiary) subsequently makes a claim for such benefit, the amount that was forfeited (without investment earnings or gains or losses) will be restored and such amount will be distributed to the participant (or beneficiary). Such restoration will be made first using any available forfeitures and second (to the extent necessary) using a contribution by the participant's employer.

       14.5 DISPUTES OVER ENTITLEMENT TO BENEFITS. If two or more persons claim entitlement to payment of the same benefit hereunder, the plan administrator in its discretion may withhold payment of such benefit until the dispute has been determined by a court of competent jurisdiction or has been settled by the persons concerned.

       14.6 PAYMENT OF BENEFITS. Unless he elects otherwise (but subject to the requirements of Section 10.5), a participant's benefit payments under the plan will begin no later than 60 days after the close of the plan year in which the latest of the following dates occurs: (a) the date he terminates service with his employer; (b) his 65th birthday; and (c) the tenth anniversary of the year in which he began participating in the plan.

       14.7   TOP-HEAVY PLAN PROVISIONS.

       (a) APPLICABILITY OF SECTION. This section is included in the plan to meet the requirements of Code Section 416, and the provisions of this section will be operative only if, when and to the extent that Code Section 416 applies to the plan. At such time as the requirements of Code Section 416 apply to the plan because the plan is top-heavy as defined in subsection (b)(i) below, the provisions of this section will apply and will govern over any contrary provision of the plan.

       (b)    Definitions.

              (i) The plan will be TOP-HEAVY for a plan year if, as of the determination date, the sum of the aggregate amount in the accounts of participants who are key employees exceeds 60 percent of such amount determined for all participants in this plan.

              Notwithstanding the preceding paragraph, if the plan is included within a required or permissive aggregation group, the plan will be top heavy for a plan year if, as of the determination date, the sum of (A) the aggregate amount in the accounts of participants who are key employees (including all defined contribution plans within such group) and (B) the aggregate present value of cumulative accrued benefits of participants who are key employees (including all defined benefit plans within such group), exceeds 60 percent of such amount determined for all participants in all such plans.

              In determining the amounts in participants' accounts and present values of accrued benefits under the preceding two paragraphs, (V) the present value of accrued benefits will be based on the actuarial assumptions used to determine the minimum funding requirements of Code
       Section 412(b); if there is more than one defined benefit plan in the aggregation group, each plan will use the same actuarial assumptions for purposes of the top heavy test, as determined by the actuary; (W) distributions made during the one-year period (five-year period in the case of any in-service withdrawal) ending on the determination date will be taken into account (X) rollover contributions after December 31, 1983, will be taken into account only to the extent provided in regulations under Code Section 416(g)(4)(A); (Y) account balances and accrued benefit values of a person who was but no longer is a key employee will be disregarded; and (Z) account balances and accrued benefit values of any individual who has not performed any services for an employer and received compensation therefor (other than benefits under a deferred compensation plan) at any time during the one-year ending on the determination date will be disregarded.

              (ii) THE DETERMINATION DATE for purposes of determining whether the plan is top-heavy under subsection (i) for a particular plan year is the last day of the preceding plan year. In the case of the first plan year, the determination date is the last day of that year.

              (iii) A KEY EMPLOYEE is any employee or former employee (including a beneficiary of such an employee) who at any time during the plan year or any of the four preceding plan years was:

                     (A) an officer of an employer having annual compensation greater than $130,000 (adjusted in accordance with Code Section 416(i) and any regulations thereunder) for such plan year (but no more than the lesser of 50 employees or 10% of all employees will be taken into account under this subsection (A) as key employees);

                     (B) a person owning (or considered as owning within the meaning of Code Section 318) more than 5% of the outstanding stock of his employer (or any direct or indirect parent of his employer) or stock possessing more than 5% of the total combined voting power of all such stock; or

                     (C) a person who has annual compensation from his employer of more than $150,000 and who would be described in subsection (C) above if 1% were substituted for 5%.

                     For purposes of applying Code Section 318 to the provisions of this subsection (iii), subparagraph (C) of Code Section 318(a)(2) will be applied by substituting "five percent" for "50 percent". In addition, the rules of Code Section 414 (b), (c) and (m) will not apply for purposes of determining ownership under subsections (C) and (D) above.

              (iv) A NON-KEY EMPLOYEE is any employee in the plan (including a beneficiary of such an employee) who is not a key employee under subsection (iii) above.

              (v) A REQUIRED AGGREGATION GROUP includes all qualified plans of the employers in which a key employee participates and each other qualified plan of the employers that enables any of such plans to meet the requirements of Section 401(a)(4) or Section 410 of the Code. A permissive aggregation group includes (in addition to plans in a required aggregation group) any plan which Biogen designates for inclusion provided that inclusion of such plan does not cause the group to fail the requirements of Section 401(a)(4) or Section 410 of the Code.

       (c) MINIMUM CONTRIBUTION. For any plan year in which the plan is top-heavy, the employers will make a minimum contribution on behalf of each non-key employee who has satisfied the requirements of Section 4.2 (and who is therefore eligible to make savings deposits) equal to 3% of his total compensation (as defined in Section 7.6(a)). However, the minimum contribution called for under the preceding sentence will not exceed the contribution (determined as a percentage of his total compensation) for such plan year under this plan (and any other defined contribution plan included in an aggregation group with this plan) on behalf of the key employee for whom such contribution is the highest. Also, such minimum contribution will take into account any savings deposits and matching contributions by such employee during such plan year, and will be reduced as permitted under regulations under Code Section 416 to reflect contributions on behalf of or benefits accrued by such non-key employee under any other plan maintained by the employers.

       14.8   RULES OF CONSTRUCTION.

       (a) A word or phrase defined or explained in any section or article has the same meaning throughout the plan unless the context indicates otherwise.

       (b) Where the context so requires, the masculine includes the feminine, the singular includes the plural, and the plural includes the singular.

       (c) Unless the context indicates otherwise, the words "herein", "hereof", "hereunder", and words of similar import refer to the plan as a whole and not only to the section in which they appear.

       14.9 TEXT CONTROLS. Headings and titles are for convenience only, and the text will control in all matters.

       14.10 APPLICABLE STATE LAW. To the extent that state law applies, the provisions of the plan will be construed, enforced and administered according to the laws of the Commonwealth of Massachusetts.

       14.11 PAPERLESS ADMINISTRATION. The plan administrator may establish procedures whereby an electronic or voice recognized authorization or election or election made by a participant may be acceptable under the plan in lieu of filing a written form as may otherwise be required under the plan. In such event, any reference in the plan to a written form shall be deemed to include such other authorization or election.

       14.12 CORRECTION OF MISTAKES IN PLAN OPERATION. If as a result of a mistake in plan operation or administration (including by way of illustration and not by way of limitation, the omission of an employee who should have become a participant, the inclusion of an employee as a participant who should not have become a participant, the crediting of the wrong amount to a participant's accounts, and similar mistakes), the plan administrator may take such steps as the plan administrator determines are necessary or proper to correct the mistake (i.e., to put the affected participant(s) in the same position he would have been in if the mistake had never occurred). In so doing, the plan administrator may apply a correction methodology promulgated in any program of the IRS such as the Employee Plans Compliance Resolution System (EPCRS) or any successor or replacing program or other similar program.

       14.13 VETERANS' RIGHTS. Notwithstanding any provision of this plan to the contrary, contributions and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).




Executed on December 31, 2001.



                                 BIOGEN, INC.


                                 By:  /s/ Frank A. Burke, Jr.
                                      ------------------------------------------
                                      Frank A. Burke, Jr.
                                      Executive Vice President - Human Resources

                                   APPENDIX A
                                   ----------

                                 Plan Amendments
                                 ---------------

1. The plan was amended by the First Amendment effective as of January 1, 1987.

2. The plan was amended by the Second Amendment effective as of December 30, 1989.

3. The plan was amended by the Third Amendment effective generally as of January 1, 1989.

4. The plan was amended by the Fourth Amendment effective as of December 6, 1991.

5. The plan was amended by the Fifth Amendment effective generally as of April 1, 1994.

6. The plan was amended by the Sixth Amendment effective generally as of May 1, 1995.

7.   The plan was amended by the Seventh Amendment effective as of January 1,
     1996

8. The plan was amended and restated in its entirety by the Eighth Amendment, effective as of January 1, 1997.

9.   The plan was amended by the Ninth Amendment, effective as stated therein.

10. The plan was amended by the Tenth Amendment with various effective dates recited therein (amendments to comply with SBJPA `96, TRA `97 and IRRA `98, and various other amendments.

     Notwithstanding Section 1.5, and the amendment to Section 10.5 (increasing the cash out threshold from $3,500 to $5,000) will apply to participants who terminated employment with the Employer before January 1, 1999 and whose vested account balances on January 1, 1999 do not exceed $5,000; under amended Section 10.5, such participants will receive payment of their vested account balances.

     The amendment to Section 4.1(a) (clarifying that an individual classified as a consultant or contractor, etc. is not considered an employee or regular employee for purposes of the plan and therefore is not eligible to participate in the plan) is a clarification of existing plan requirements, and it is not intended to and does not create any implication that, prior to the Tenth Amendment, such an individual might have been eligible to participate in the plan.

11. The plan was amended by the Eleventh Amendment, effective as of April 1, 1999 (changes related to entry dates).

12.  The plan was amended by the Twelfth Amendment effective August 1, 2000.

13. The plan was amended and restated by the Thirteenth Amendment and Restatement, effective generally as of January 1, 2002 (with other effective dates as specified therein) (changes to reflect the Economic Growth and Tax Relief and Reconciliation Act of 2001 and other changes).

                                   APPENDIX B
                                   ----------

                             Participating Employers
                             -----------------------

                             Biogen U.S. Corporation

                         Biogen U.S. Limited Partnership